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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts," "Summary Historical Financial Data," and "Selected Historical Financial Data" and to the use of the following Ernst & Young LLP reports in the Registration Statement (Form S-1) and related Prospectus of Infinity Property and Casualty Corporation for the registration of shares of its common stock:

..    Dated March 18, 2003, with respect to Infinity Property and Casualty
     Corporation

..    Dated March 18, 2003, with respect to the Personal Lines Agency Business of
     Great American Insurance Company


Cincinnati, Ohio
November 14, 2003